EXHIBIT 99.1

PEDEVCO Announces Expansion into Wyoming D-J Basin Codell Play

Houston, Texas, June 14, 2023 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) today announced that it has significantly expanded its oil and gas leasehold into Southeastern Wyoming through the acquisition of over 4,000 net leasehold acres in the highly prospective Codell play in Southeastern Wyoming’s D-J Basin, increasing the Company’s D-J Basin footprint to over 17,000 net acres across Northeastern Colorado and Southeastern Wyoming.

Over the last year, Southeastern Wyoming has seen a significant increase in oil and gas development and merger and acquisition activity as operators continue to expand their positions in this crude oil and liquids rich play, development of which historically targeted the Niobrara benches, but with recent developments showing much greater success targeting the Codell formation.

With its attractive economics, the Company believes that the Codell play of the D-J Basin in Southeastern Wyoming offers one of the most exciting oil and gas expansion and development opportunities in the U.S., with nearby recent development exceeding 750 MBOE EURs per well.

The Company’s expansion into the Southeastern Wyoming Codell play in the D-J Basin is a continuation of the Company’s renewed focus on its D-J Basin assets, which offer among the highest rates of return in the industry.

J. Douglas Schick, President of the Company, stated, “We are very pleased to announce the expansion of our D-J Basin footprint into Southeastern Wyoming and continued growth and development of our D-J Basin position. In the present environment, we believe our capital is better spent and will yield greater returns growing our production and reserves organically versus seeking to acquire existing production. Throughout 2021 and 2022 our team researched multiple new highly prospective oil rich plays, ultimately identifying the emerging Codell play in Southeastern Wyoming as an ideal target due to the impressive well results of operators in the area, a favorable regulatory environment, and geological, geographical and operational similarities with our existing D-J Basin position. We look forward to commencing development of our new Wyoming position, with first development anticipated in 2024.”

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About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado and Southeastern Wyoming. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

References to thickness of oil pay or of a formation where evidence of hydrocarbons have been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil accumulations are not necessarily indicative of future production or ultimate recovery.

CONTACT:

PEDEVCO Corp.

(713) 221-1768

PR@pedevco.com

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